Exhibit 99.1
Riley Permian Announces Increase in Borrowing Base and Schedules Third Quarter 2022 Earnings Release and Conference Call

OKLAHOMA CITY, October 26, 2022 /PRNewswire/ -- Riley Exploration Permian, Inc. (NYSE American: REPX) ("Riley Permian" or the "Company") announced that its bank group has increased the Company’s borrowing base of its senior secured revolving credit facility from $200 million to $225 million.

Additionally, the Company announced plans to release third quarter 2022 financial and operating results on November 14, 2022 after the U.S. financial markets close.

In connection with the earnings release, Riley Permian management will host a conference call for investors and analysts on November 15, 2022 at 10:00 a.m. CT to discuss the Company’s results and to host a Q&A session. Interested parties are invited to participate by calling:
•Toll Free Dial-In, 1 (888) 330-2214
•Toll Dial-In, 1 (646) 960-0161
•Conference ID number 5405646

An updated company presentation, which will include certain items to be discussed on the call, will be posted prior to the call on the Company’s website (www.rileypermian.com).

A replay of the call will be available until November 29, 2022 by calling:
•Toll Free Dial-In, 1 (800) 770-2030
•Toll Dial-In, 1 (647) 362-9199
•Conference ID number 5405646

About Riley Exploration Permian, Inc.
Riley Permian is a growth-oriented, independent oil and natural gas company focused on the acquisition, exploration, development and production of oil, natural gas, and natural gas liquids. For more information please visit www.rileypermian.com.

Investor Contact:
Rick D’Angelo
405-438-0126
IR@rileypermian.com